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                                                                    EXHIBIT 23.1



                         [COOPERS & LYBRAND LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of
International Home Foods, Inc. on Form S-8 (File No.        ) of our report
dated April 18, 1997 except as to Note 15, which is as of May 2, 1997 and Note 16(b) which is as of November 14, 1997, on our audit of the consolidated financial statements of International Home Foods, Inc. as of December 31, 1996 and for the year ended December 31, 1996, which report is included in Form S-1 (File No. 333-36249) and is incorporated by reference in this Form S-8.


                                             /s/ COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
December 23, 1997